Exhibit 99

Family Dollar Reports February Sales

    MATTHEWS, N.C.--(BUSINESS WIRE)--March 2, 2006--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended February 25, 2006, increased 10.8% to approximately $507.4 million from $458.1 million for the four weeks ended February 26, 2005. Comparable store sales for the four-week period increased approximately 4.4%. The Company had 6,002 stores as of February 25, 2006, including 32 new stores opened in the fiscal February period.
    The Company continues to refine and improve its marketing strategies. The Company estimates that February comparable store sales results were positively impacted by approximately 1% resulting from additional promotional activity during the month of February.

                                                    Comparable Stores
                                       Comparable   Hardline  Softline
                  Sales    Total Sales Store Sales   Sales     Sales
                (millions)    Change     Change    % Change  % Change
               ----------------------------------- -------------------
February          $507.4       10.8%      4.4%        6.5%     -2.5%
Second Quarter  $1,735.7        9.4%      3.2%        4.9%     -3.6%
Year-to-date    $3,247.1        9.4%      3.1%        4.6%     -2.6%


    The Company expects that comparable store sales in the five-week period ending April 1, 2006, will increase 2% to 4% from the similar period in the prior fiscal year, reflecting the shift of Easter from the March reporting period last year to the April reporting period this year.

    Cautionary Statements

    Certain statements contained in this press release regarding anticipated comparable store sales in future periods, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events, which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    --  changes in economic conditions,

    --  the impact of acts of war or terrorism,

    --  changes in consumer demand and product mix,

    -- unusual weather or natural disasters that may impact sales and/or operations,

    --  the impact of inflation,

    --  merchandise supply and pricing constraints,

    --  success of merchandising and marketing programs,

    --  general transportation or distribution delays,

    --  interruptions of and dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    -- delays associated with building, opening and operating new distribution facilities,

    -- costs, potential problems and achievement of results associated with the implementation of new programs, systems and technology, including supply chain systems, store technology, cooler installations and Urban Initiative programs,

    --  other operational difficulties,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs, and,

    -- changes in the Company's ability to attract and retain employees.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" in "Management's Discussion and Analysis of Financial Condition" in the Company's Annual Report on Form 10-K and quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

    Second Quarter Earnings Conference Call Information

    Family Dollar will announce financial results for the second quarter ended February 25, 2006, on Thursday, March 23, 2006. The Company will host a conference call on March 23, 2006, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call 1-800-779-3141 for domestic USA calls and 210-234-0003 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is "FAMILY 2006." A replay of the call will be available from 12:00 P.M. ET, March 23, 2006, through 5:00 PM ET, March 31, 2006, by calling 1-800-925-1765 for domestic USA calls and 203-369-3626 for international calls.
    There will also be a live webcast of the conference call that can be accessed at the following link. A replay of the webcast will be available at the same address noted below after 2:00 P.M. ET, March 23, 2006.

    http://www.familydollar.com/investors.aspx?p=irhome.

    About Family Dollar Stores, Inc.

    With more than 6,000 stores in a 44-state area ranging as far northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, CFA, 704-849-7496
             www.familydollar.com